Exhibit 10.17

EIGHTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 23rd day of January 2012 (“Closing Date”), by and between SILICON VALLEY BANK (“Bank”) and IWATT INC., a California corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 25, 2008 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank is willing to (i) extend the Revolving Line Maturity Date and (ii) make certain other revisions to the Loan Agreement, all on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a)(i) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum, rate equal to the WSJ Rate, plus one and one quarter of one percent (1.25%), which interest shall be payable monthly in accordance with Section 2.3(g) below.

2.2 Section 2.4 (Fees). Section 2.4 of the Loan Agreement is hereby amended by adding Section 2.4(f) to the Loan Agreement immediately after Section 2.4(e) of the Loan Agreement as follows:

(f) 2012 Commitment Fee. A fully earned, non-refundable commitment fee of Sixty Thousand Dollars ($60,000) (the “2012 Commitment Fee”) of which, (i) Thirty Thousand Dollars ($30,000), shall be paid on the Supplemental Closing Date and (ii) Thirty Thousand Dollars ($30,000), shall be paid not later than the first anniversary of the Supplemental Closing Date;

2.3 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a)(vii) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(vii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion. Notwithstanding the requirements of the foregoing to the contrary, Borrower shall deliver to Bank its consolidated financial statements for fiscal year ended December 31, 2010 on or before December 31, 2012.

2.4 Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Minimum EBITDA. A minimum EBITDA for the trailing three (3) month period then ended of not less than the following amounts at the following times:

Three (3) Month Period Ending	Minimum EBITDA

December 31, 2011	$300,000

January 31, 2012	$700,000

February 29, 2012	$700,000

March 31, 2012	$700,000

April 30, 2012	$1,100,000

May 31, 2012	$1,100,000

June 30, 2012	$1,100,000

July 31, 2012 and at all times thereafter	$1,250,000

2.5 Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting each in its entirety and replacing each with the following:

“Borrowing Base” is seventy-five percent (75%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Maximum Dollar Amount” is Eleven Million Dollars ($11,000,000).

“Revolving Line Maturity Date” is November 24, 2013.

(b) Clause (c) of the definition of Eligible Accounts set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c) Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) that constitute Eligible Pre-Qualified Foreign Accounts, provided, further, that continuing eligibility and the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance and may be changed at any time with notice to Borrower, or (iv) that Bank otherwise approves of in writing;

(c) The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement as follows:

“2012 Commitment Fee” is defined in Section 2.4(f) of this Agreement.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) an amount equal to the amount of all non-cash expenses as agreed to by Borrower and Bank (including, but not limited to, stock compensation paid by Borrower), minus (f) non-cash income of Borrower for any period as at any date of determination.

“Eligible Pre-Qualified Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States and which (a) otherwise satisfy the definition of Eligible Accounts and (b) are owing from Foxlink, ASEC International Corp, LG Innotek Co., Ltd., RF Tech Co., Ltd., Cytech, Frontek, or Haem Co Ltd.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Supplemental Closing Date” is January 23, 2012.

“WSJ Rate” is the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper. In the event The Wall Street Journal or such rate is no longer published or available, Bank shall select a comparable rate.

3. Compliance Certificate. From and after the Closing Date, Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

4. Limitation of Amendments.

4.1 The amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default, has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The Borrower’s Articles of Incorporation (as amended on August 21, 2009) and Bylaws previously delivered to Bank are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of the first installment of the 2012 Commitment Fee of Thirty Thousand Dollars ($30,000), and (c) payment of all Bank’s legal fees and expenses in connection with the preparation and negotiation of this Amendment and the other Loan Documents.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Carley Brandt
	Name:	Carley Brandt
	Title:	Relationship Manager

BORROWER

IWATT INC.

By:	/s/ Ronald Edgerton
	Name:	Ronald Edgerton
	Title:	President & CEO

/s/ James V. McCanna
James V. McCanna
Vice President & CFO

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	IWATT INC.

The undersigned authorized officer of iWatt, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC (Waiver)	FYE within 180 days (FYE 2010 due not later than 12/31/12)	Yes No

10-Q, 10-K and 8-K (if applicable)	Within 5 days after filing with SEC	Yes No

Financial Projections	Annually within 30 days after start of Fiscal Year	Yes No

A/R & A/P Agings, Reconciliations, Deferred Revenue Report	Monthly within 30 days	Yes No

Transaction Report	Bi-Weekly and with each Advance, or Monthly within 30 days while on Streamline	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum EBITDA
December 31, 2011	$300,000
January 31, 2012	$700,000	$	Yes No
February 29, 2012	$700,000	$	Yes No
March 31, 2012	$700,000	$	Yes No
April 30, 2012	$1,100,000	$	Yes No
May 31, 2012	$1,100,000	$	Yes No
June 30, 2012	$1,100,000	$	Yes No
July 31, 2012 and at all times thereafter	$1,250,000	$	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.”)

IWATT INC.

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum EBITDA (Section 6.9(a))

Required:	A minimum EBITDA for the trailing three (3) month period then ended of not less than the following amounts at the following times:

Three (3) Month Period Ending	Minimum EBITDA
December 31, 2011	$300,000
January 31, 2012	$700,000
February 29, 2012	$700,000
March 31, 2012	$700,000
April 30, 2012	$1,100,000
May 31, 2012	$1,100,000
June 30, 2012	$1,100,000
July 31, 2012 and at all times thereafter	$1,250,000

Actual:	$

A.	Net Income (or loss)	$

B.	Interest Expense	$

C.	To the extent deducted in the determination of Net Income, depreciation expense, plus amortization expense	$

D.	All non-cash expenses	$

E.	Income tax expense	$

F.	All non-cash income	$

G.	EBITDA (line A, plus line B, plus line C, plus line D, plus line E, minus line F)	$

Is line G equal to or greater than the required amount?

No, not in compliance	Yes, in compliance